Investor Day November 9, 2021

Forward-Looking Statements This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings; our expectations around our ability to consummate our pending acquisition of ProQuest, which is subject to customary closing conditions including receipt of approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our ability to successfully realize cost savings initiatives and transition services expenses; our belief that we have sufficiently liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, the COVID-19 pandemic and governmental responses thereto, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward- looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our 2020 annual report on Form 10-K/A, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com. Non-GAAP Financial Measures This presentation contains financial measures which have not been calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted Revenues, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Free Cash Flow, and Organic Revenues because they are a basis upon which our management assesses our performance and we believe they reflect the underlying trends and indicators of our business. Although we believe these measures may be useful for investors for the same reasons, these financial measures should not be considered as an alternative to GAAP financial measures as a measure of the Company’s financial condition, profitability and performance or liquidity. In addition, these financial measures may not be comparable to similar measures used by other companies. At the Appendix to this presentation, we provide further descriptions of these non-GAAP measures and reconciliations of these non-GAAP measures to the corresponding most closely related GAAP measures. © 2021. ALL RIGHTS RESERVED 2

Agenda Welcome Mark Donohue, Vice President, Investor Relations Presentation: Becoming One Clarivate Jerre Stead, Executive Chairman and Chief Executive Officer Presentation: Delighting Our Customers Kerri Nelson, Chief Operations Officer BREAK – 5 minutes Presentation: Implementing One Clarivate Steen Lomholt-Thomsen, Chief Revenue Officer Panel discussion: Building solutions across the Clarivate portfolio Mukhtar Ahmed, President, Science Group Stefano Maestri, Chief Technology Officer Gordon Samson, President, IP Group Moderated by Julia Mair, Chief Marketing & Communications Officer BREAK – 5 minutes Presentation: Clarivate Investment Highlights Richard Hanks, Chief Financial Officer Question & Answer All

Becoming One Clarivate Jerre Stead Chairman and Chief Executive Officer November 9, 2021

With access to globally-trusted content, advanced data science capabilities and deep domain expertise spanning the entire innovation lifecycle, we help our customers change the way they create, protect and advance innovation. Clarivate: Solving complex challenges through innovation and human ingenuity 5

We serve the end-to-end needs of four innovative-intensive customer segments Pharma; Healthcare; Medical Devices Consulting; Financial Services; Law Firms Academia; Applied R&D; Publishing; Gov’t; Non-Profit Process and Discrete; Computer Tech; Communications; Consumer Tech; Retail Government & Academic Life Sciences & Healthcare Professional Services Manufacturing; Technology & Consumer Products1 1Manufacturing includes Chemicals, Energy, Industrials, Automotive & Aviation, Electronics & Telecom; Tech & Consumer includes High Tech, IT & services, Consumer Goods & Services 6

Where we were at the end of 2020 1. See the Appendix for a reconciliation of GAAP to Non-GAAP measures. $302M $487M 38% $264M $1.3B Adjusted Revenue1 Adjusted EBITDA1 Adjusted EBITDA Margin1 Adjusted Free Cash Flow1Net Cash Operating Activities Net Loss ($312)M 7

$302M Where we are today $450M – $500M $487M 38% $264M $1.3B Adjusted Revenue1 Adjusted EBITDA1 Adjusted EBITDA Margin1 Adjusted Free Cash Flow1Net Cash Operating Activities Net Loss 44% – 45% $403M – $453M $1.8B – $1.84B $795M – $825M ($312)M ($73)M – ($103)M 1. See the Appendix for a reconciliation of GAAP to Non-GAAP measures. Note: Our current guidance has not been audited or reviewed, actual results for FY 2021 and may vary materially. 8

Purpose We believe human ingenuity can transform the world and improve our future. Vision We will improve the way the world creates, protects and advances innovation. Mission We are a trusted, indispensable partner to innovators everywhere by delivering critical data, information, workflow solutions and deep domain expertise. Values Aim for greatness  Value every voice  Own your actions 9

Our virtuous circle keeps us focused and moving forward 10

Our culture guides our actions and our focus for 2022 Outside in Place customers first in all we do Teamwork Collaborate, listen, learn and celebrate Action-oriented Focus, simplify and execute 11

Opportunities 66 – decision making 70 – growth 70 – belonging Our latest colleague engagement survey had an 88% response rate Strengths 80 – feedback 77 – communication 72 – action taking 12

89 – quality of products and services 86 – information and insights 59 – easy to do business with Customer feedback: • Product and information quality make up over 70% of our positive comments • Ease of doing business is our biggest opportunity across user experience and internal processes Measuring customer delight tells us where to focus our efforts Overall customer delight = 78 (best practice 82) 2020 score 76 13

ESG: We have four pillars that guide our focus and actions Colleagues Governance Environment Community 14

Since our ESG journey began in 2020, we have made strides forward • Board diversity statement published • Modern Slavery Statement revised and published • ISO 27001 certification achieved • Joined UN Global Compact Target Gender Equality & Sustainable Development Goals (SDG) Ambition • Submitted Corporate Equality Index assessment • Launched DEIB council and 2021 scorecard • Launched Global Engagement Council (79 global and local groups) Colleagues Governance 15

Environment Community Since our ESG journey began in 2020, we have made strides forward • First volunteer focus month completed; 32,000 volunteer hour annual goal • Launched volunteer recognition program • Submitted Carbon Disclosure Project (CDP) assessment • 100 top suppliers invited to participate in our ESG assessments 16

Looking forward: We will continue to set goals and make ESG one of our highest priorities Colleagues • Progress on DEIB scorecard • Submit Global Workplace Equality Index assessment Environment • Finalize Carbon Neutral approach, cost and plan • Collect site metrics and begin recycling program pilot • Invite Top 200+ suppliers to participate in our ESG assessments Governance • Complete colleague engagement and Customer Delight surveys • Complete annual Code of Conduct certification • Prepare for Global Sustainability Reporting Standard Community • Complete volunteer goal of 32,000 hours, with 12,000 focused on Diversity • Develop and advance additional strategic, social impact, and non- profit partnerships 17

One Clarivate Our strategy to become outside-in and customer- centric, by focusing on four customer segments With this strategy, we put our customers at the center and move from product focus to customer focus 18

One Clarivate is our strategy to capture growth opportunity while increasing customer delight Customers face increasingly complex problems Need partners to provide end-to-end solutions Customers benefit from access to products across our enterprise portfolio Healthcare, Academic, Government markets1 11% CAGR Global patent and trademark applications2 10% CAGR 1. 2017 – 2019 CAGR for Science Group core markets. 2. 2010 – 2019 CAGR. Source: WIPO 3. Source: BCG 2021 Addressable market is growing & evolving rapidly… …enabling more opportunity for up and cross-sell Consumer, Manufacturing & Technology segment3 10% CAGR 19

We have significant addressable opportunity

TAM
Clarivate revenue

Government & Academic

Academia; Applied R&D; Publishing; Gov't; Non-Profit

$460M


~$26B

Life Sciences & Healthcare

Pharma; Healthcare; Medical Devices

$530M


~$17B

Professional Services

Consulting; Financial Services; Law Firms

$440M


~$16B

Manufacturing; Tech & Consumer Products[1]

Process and Discrete; Computer Tech; Communications; Consumer Tech; Retail

$380M


~$47B

OVER $100B OF ADDRESSABLE OPPORTUNITY

Clarivate™

[1]Manufacturing includes Chemicals, Energy, Industrials, Automotive & Aviation, Electronics & Telecom; Tech & Consumer includes High Tech, IT & services, Consumer Goods & Services

Source: BCG 2021

20

• Operational improvements • Facilities rationalization • Digital transformation • In-source application development • Vendor consolidation We are driving operational efficiencies Run-rate savings of $235M exiting 2021 21

Business model provides clear path to long-term profitable growth Recurring subscription revenue with high retention and revenue visibility ‘Build once, sell many times’ creates significant operating leverage Low capital requirements allow high cash flow conversion and strong reinvestment capacity Free cash flow profile supports M&A and capital return = strong cash flow = capacity to reinvest + profitable incremental growth Recurring revenue 22

The power of our business model is our available free cash flow Revenue1 $3.0B EBITDA1 $1.4B Capex spend (90% product development) -$165M Cash tax -$65M Free cash flow 1, 2 Share buy back Reduce debt Acquisitions $1.2B 1. Medium-term targets 2. Unlevered free cash flow 23

($M, except % and per share data) 2021 Adjusted revenue1 $1,800 - $1,840 Adjusted EBITDA1 $795 - $825 Adjusted EBITDA margin %1 44% - 45% Adjusted diluted EPS1 70 - 74 cents Adjusted free cash flow1,2 $450 - $500 1. See the Appendix for a reconciliation of GAAP to Non-GAAP measures. 2. Levered free cash flow. Reaffirming 2021 guidance 24

Our fundamental assets are unmatched Business model with strong financial attributes Multiple levers to drive growth, profit and cash flow Products critical to customers’ workflows One Clarivate – intentional actions to address significant white space Strong, purpose-based culture in place with experienced leadership team 25

Delighting our Customers Kerri Nelson Chief Operations Officer November 9, 2021

The only reality that matters is our customers’ perception of us 27

How Priorities KPIs Our team objective is to make it easy for our customers and colleagues Increase Customer DelightReduce Hand-OffsSpeed of Sale 1st Contact Resolution 1. Customer Care 2. Sales Support 3. Lead to Cash 4. SalesForce.com for Sales and Customer Care colleagues 5. Workplace Engagement 6. Make It Easy program Standardize and simplify processes to drive a “best in class” customer experience Improve end-to-end systems to be user friendly Be a ONE Stop Shop and be responsive at each touchpoint Over 2M interactions a year 28

Centers of Excellence are critical to how we make this happen PenangChandlerBelgrade India Inside Sales significantly scaled this year with 24k accounts in our COEs and a clear plan to grow the base by the end of FY22 representing $375M via continued investment in sales capacity Colleagues 536 116 3935 234 Main Functions Inside Sales, IP, Technology, Customer Care Inside Sales, Customer Care, Finance IP, Technology, Science Group, Content Inside Sales, Customer Care, Content Languages English, Spanish, French, Italian, German, Dutch, Hungarian, Portuguese, Russian, Swedish, Greek, Norwegian English, Spanish English, Hindi, French, German, Spanish & other Indian languages English, Korean, Japanese, Mandarin, Malay, Tamil, Thai, Arabic, German, French 29

We have a rigorous Integration discipline to ensure consistent approach, clear ownership and impactful outcomes

1. Integration inputs
2. Integration Playbook
3. Pre-close
4. First 90 days
5. 365 days

Learnings / feedback
- Integration survey
- Roundtable feedback
- Colleague engagement survey

Integration Playbook:
- Governance & cadence
- Roles & responsibilities
- Standard process & dashboards
- 365-day workstream plans

60 days (pre-close)
- Integration leads
- Pre close information sharing
- Day 1 planning and decisions

First 90 days (post close)
- Quick-start plan
- Onboarding focus
- 30-60-90 day key milestones
- Regular Communications

Ongoing
365-day plan

Outcome ! $100M cost synergies from CPA integration

Clarivate™

30

A great proof point of our Integration capabilities is our Connected Workplace strategy which resulted in $27M cost savings 121 Sites 31

Today, we have a flexible workplace model for 100% of our colleagues 43 Clarivate sites PLUS 3500 3rd party sites 32

48% of our workplaces are open today with clear operating procedures in place • 100% Site Leader coverage • Rigorous opening checklist • Social distancing and 6 feet desk spacing • Masks where mandated locally • Vaccines encouraged globally; U.S. required by Dec 8 • Contact tracing app required • COVID self reporting weekly • Time off for COVID vaccine appt and sickness • Close travel oversight Safety First Protocols 33

Our Connected Workplace efforts include how we listen and engage colleagues, ensuring we haven’t missed a beat through the pandemic 8,715+ Colleagues 546 Colleagues participated in 33 local 2100+ colleagues attended Social / networking events 8 regional 1150+ colleagues attended 105+ Make it easy ideas from colleagues with 91% implemented 26 of 43 Clarivate offices currently open 47% Colleagues back to their workplace roundtables35 34

We measure our progress based on our customers’ feedback which we gather through our Customer Delight survey Listen • Customer Delight Survey 2 X a year • Customer Care and Onboarding surveys • Product feedback via Pendo • Lost customer interviews Customer Listening Communicate • Customer Delight RSUs • Customer Delight certification program • Customer communication plan across 250M+ touchpoints • Dedicated goal for 100% of colleagues Customer Delight Badge Customer Delight Product Ease of Use Customer Care Onboarding Act • Customer Delight Scorecard • Champion model to drive bottom-up engagement • Lead to Cash Quick Wins Customer Delight Scorecard 35

Our Customer Delight score is linked to our operational and financial metrics Customer Delight 71-100 Customer Delight 0-40 Customer Delight +2 points 2021 Webinar attendance First Contact Resolution Product usage Newsletters Focusing on the customer’s need at every interaction Higher Customer Delight Higher Account Spend 36

We have made progress; with more to do Ensure safety of our 8,715+ colleagues globally… and have fun Delight customers at each critical touchpoint with quick, high-quality responses Process our orders faster and with high levels of accuracy Keep scaling Centers of Excellence in order to serve both customers and colleagues Ensure sustainability is at the heart of what we measure and contribute to the world 37

Implementing One Clarivate Steen Lomholt-Thomsen Chief Revenue Officer November 9, 2021

One Clarivate: Our strategy to become outside-in and customer-centric, shifting our focus from products to customers Benefits of Customer-centric organization: • Unlocks sales potential • Realizes enormous market opportunity • Builds deeper customer relationships • Execute Clarivate portfolio selling via up/cross-sell 20191 20202 20213 4 5 Expand customer- centric focus Define customer segments Transform APAC to customer-centric sales Transform IP group to accounts having single manager Establish Centers of Excellence for Inside Sales 2022 Current stage 39

Serving the end-to-end needs of four large, innovation-intensive customer segments

TAM
Clarivate revenue

Government & Academic

Academia; Applied R&D; Publishing; Gov't; Non-Profit


$460M
~$26B

~6k customers

Life Sciences & Healthcare

Pharma; Healthcare; Medical Devices


$530M
~$17B

~6k customers

Professional Services

Consulting; Financial Services; Law Firms


$440M
~$16B

~9k customers

Consumer, Manufacturing & Technology[1]

Process and Discrete; Computer Tech; Communications; Consumer Tech; Retail


$380M
~$47B

~5k customers

OVER $100B OF ADDRESSABLE OPPORTUNITY

Clarivate™

[1]Manufacturing includes Chemicals, Energy, Industrials, Automotive & Aviation, Electronics & Telecom; Tech & Consumer includes High Tech, IT & services, Consumer Goods & Services
Source: BCG 2021

40

Each customer segment has clear up/cross-sell growth opportunities across the portfolio enabled by new business-only specialists

	Government & Academic	Life Sciences & Healthcare	Professional Services	Consumer, Manufacturing & Technology	
1	Web of Science	LSHC Commercialization	IP Maintenance	IP Maintenance	**Strong upsell** – Account manager
2	Research Analytics	IP Maintenance	TM Search & Watch	MarkMonitor Domains	
3	Patent Intelligence	LSHC Regulatory	Filing Solutions	Patent Intelligence	
4	Reference Management	LSHC Clinical	LSHC Commercialization	IP Management SW	**Significant cross-sell** – Specialist
5	TrademarkVision (PTOs)	LSHC Pre-Clinical	IP Management SW	Filing Solutions	
6	Research Info System	LSHC Custom Solutions	EP Validations	TM Search & Watch	
7	Academic Publishing	Patent Intelligence	MarkMonitor Domains	LSHC Commercialization	

Clarivate™

41

2017 2018 2019 2020 2021 Case study 1: Life Sciences and Healthcare client 4.0M 1.4M 3.4M 4.9M 3 3 6 7 7 2.1M # Clarivate products Clarivate revenue by product ($M) 81% Organic growth 38% CAGR Proven example of up/cross-sell driving double-digit account growth 42

2017 2018 2019 2020 2021 Proven example of up/cross-sell driving double-digit account growth Case study 2: Academic and Government client 58% Organic growth 23% CAGR 2.3M 1.6M 3.4M 3.6M 3 3 5 5 5 1.7M # Clarivate products Clarivate revenue by product ($M) 43

Account segmentation optimize our team selling strategy focused on account retention, new business up/cross-sell & new logos

Segment	Account Profile	Total FY21 projected # accounts / revenue	
GLOBAL	Top accounts	~50 ~$375M	Large & **global install base**, **high-touch** engagement Attractive **up/cross-sell** opportunities
STRATEGIC	>$1M rev	400 ~$500M	**High potential** accounts, strong engagement Compelling **cross-sell opportunities**
FIELD SALES	$150k-1M rev	1,600 ~$525M	Regional-based accounts with average 1-2 **solutions**, Highest potential **through cross-sell**
INSIDE SALES	<$150k	24,000 ~$375M	Accounts served efficiently via **digitally-enabled sales** Increase **retention rates, capture new logos**

Total accts 26,000
Total revenue[1] ~$1.8B

Clarivate™

[1]Includes~5,000 untagged accounts with ~$36M of revenue

44

Our tactical commercial levers and strategic priorities will unlock strong organic growth

3-year targeted revenue opportunity by customer segment

	Government & Academic	Life Sciences & Healthcare	Professional Services	Consumer, Manufacturing & Technology
Account Retention & Up/Cross-sell	~$250M	~$250M	~$200M	~$200M
New Logos	~$30M	~$30M	~$20M	~$20M

Total potential identified
+$1B

Clarivate™

45

Our customer-centric organization will drive growth opportunities and support our strategic priorities • Model empowers the organization, enabling faster execution/capture of growth opportunities • Accelerates product innovation, prioritizes development & investment decisions • Team selling improves customer retention, drives account expansion & increases customer delight • Go-to-market model advances up/cross-sell resulting in higher organic growth Customer benefits Clarivate benefits • Strategic partnerships with proven market- leading organization focused on customer’s long-term success • Strong value creation by supporting business objectives through best-in-class solutions • Partnering with a company whose mission is to improve the way the world creates, protects, and advances innovation 46

Path forward One Clarivate ensures we operate outside-in and will be in place Jan 1, 2022 Strategically, the go-to-market model will enable individual scaling of our customer segments Tactical commercial levers: Up/cross-sell, new logos & retention focus unlocks organic growth 47

Building Solutions Across The Clarivate Portfolio Mukhtar Ahmed President, Science Group Gordon Samson President, IP Group Stefano Maestri Chief Technology Officer November 9, 2021

Use case: Fortune 100 consumer goods company Benefits and outcomes Solve real customer and industry challenges Utilize customer-centric design thinking Harness power of One Clarivate across IP Portfolio via the ‘Connect’ workflow Demonstrate innovation and product development capability Supporting digital transformation for our customers - releases experts to create value, improve speed and accuracy of execution, and reduces costs From product innovation to customer digital transformation 49

Become integral part of company’s go-forward strategy Deliver of scalable and repeatable managed solutions Pull through of subscription and reoccurring revenue Create long-term relationships across executive levels Deliver meaningful results to improve patient outcomes Scaling our consulting practice to become a trusted partner $ Use case: Top 30 pharmaceutical company Benefits and outcomes 50

Integrating propriety data to drive unique insights across the portfolio Optimizing trademark strategies, saving time and cost, by combining case law and trademark data Managing competitive insight for Patents using patent litigation data and analytics Driving better investment decisions based on deep Patent data analytics Bringing global data and insights together delivering better, faster decisions allowing integration of Clarivate data into customers workflows Coming soon …Integrating Litigation data (molecular level) with Science data and analytics platform Use case: Darts-ip: Acquired December 2019 Benefits and outcomes 51

Enabling Hewlett Packard to drive innovation Unlock full potential of IP with integrated capabilities across the spectrum Transform IP assets and data into an efficient driver of business value Manage lifecycle of registered and unregistered patents and trademarks, identify licensing opportunities, select patent pools Create patents that are essential to technical and commercial standards Receive support from single provider Use case: Hewlett Packard Benefits and outcomes 52

Leveraging breadth of our research intelligence cloud to assess molecular pathways, drug safety and evaluate genomic experiments Using machine learning and artificial intelligence to rapidly identify and prioritize new targets for drug discovery and repurposing Rapidly translating insights into tangible outcomes, ensuring evidence-based decision making Assessing and identifying regulatory pathways to market and suitable target patient populations Partnering with BARDA in order to expedite drug discovery and repurposing through world-class technology and solutions Biomedical Advanced Research and Development Authority Future case - opportunities 53

Clarivate Investment Highlights Richard Hanks Chief Financial Officer November 9, 2021

Investment highlights Attractive industries • Four customer segments: ~$100B TAM • Segments growing from mid-single digits to mid teens Balanced and diversified • Resilient businesses, historically stable • ~26,000 customers, top 10 representing only 6% of revenue • 50% revenue Americas, 50% EMEA/Asia Attractive business model • 80% of total revenue subscription / re-occurring • Platform capability = high margin flow through • Strong and consistent cash generation profile Strong competitive positioning • Proprietary content/data + analytics + AI + human expertise • Products deeply embedded into customers workflow • +91% revenue retention rates Disciplined financial policies • Executive leadership incentivized on organic revenue and TSR • Committed to medium-term leverage of 3x 55

$935 $951 $975 $1,277 $1,800 - $1,840 $320 $273 $294 $487 $795 - $825 34% 29% 30% 38% 44 - 45% 2017 2018 2019 2020 2021F Adjusted Revenue ($M) and Margin Progression Adjusted Revenue Adjusted EBITDA Margin % Evolution since going public in 2019 Seven businesses to two product groups One Clarivate, customer-led structure Significant increase in capabilities and scale 1. See the Appendix for a reconciliation of GAAP to Non-GAAP measures. 2. 2021 financial outlook. 1 1 1 2 56

Looking ahead: Our value creation drivers Organic revenue growth Margin expansion Lower capital intensity = Adjusted FCF growth 57

Organic revenue growth drivers Subscription Re-occurring Transactional and professional services 1 2 3 58

Retained base Upgrades & price New sales Business base = 103% = 105-107% Subscription revenue drivers: 55% of revenue base 91% retained base 6% 6%+ + TTM Sept 2021: High retention provides solid base for growth 92–93% retained base 6-7% 7% Catalysts for subscription growth: • Enhanced product capabilities + retention rate improves 100bps (minimum per annum) • One Clarivate customer segmentation delivers: ▪ 100bps improvement in upgrades ▪ Better cross-sell of products • Tighter operational discipline on price yield to +4%, up from 3% • Optimized account management delivers 100bps improvement in new sales 1 Near-term goal: Higher retention, optimized sales & price drives growth + + Subscriptions 59

Recurring revenue drivers: goal 5-7% annual growth 25% of total base; highly-resilient model, essential services for customers; 99% customer retention Near-term growth drivers Value proposition •Premium provider / category leader with network of 1,000+ agents and 200+ PTOs •$3.5B annual renewal payments made for 20k+ customers •Considered ‘Safe pair of hands’ for client’s most valuable IP assets Offerings •Growth in: •Existing customer book •Patent book by acquiring net new customers •Exceptional customer retention 2 Re-occurring revenue Trademark renewals Patent annuity payments •Annual price indexation as per customer contracts • Inflationary official fee increases at PTOs •Continuous value proposition improvements 4-5% systematic volume growth 1-2% annual yield growth 60

Patent market activity that supports our growth 2005–2019 average annual growth rate Patent filing and grant trend Long-term performance underpinned by sustained patent market growth 2 Re-occurring revenue Source : WIPO Statistics Database – September 2020; Excludes China due to disproportionate impact of domestic cases in force (average 16.3% growth 2016-19). 1Extrapolation of historic growth rates due to 18 month global data delay; 4.7% is the average growth rate of applications 2005- 2019, 6.5% is the average growth rate of granted patents 2005-2019. Source: WIPO Indicators Report 2020 - https://www.wipo.int/edocs/pubdocs/en/wipo_pub_941_2020.pdf 2009-2019 growth of annual patents in force 4.7% 6.5% Applications Grants 2.9% 5.8% 2009 2019 Patents in force grew every year in last decade, including the financial crisis 61

Transactional revenue drivers: 10-15% annual growth 20% of total base; critical value-add services across research, innovation and IP lifecycle Transactional revenue 3 Offerings Near-term growth drivers • Growing HEOR/Market Access and Commercial Strategy demand in Life Sciences • Expanding Academic & Government offerings to enhance research capabilities and healthcare solutions • EPV growth driven by volume and yield • IP Recordals growth due to # projects in pipeline • Patent Search growth driven by volumes • 10% CAGR for trademark applications worldwide1 • Growth driven by list price increases • Data sales growth anchored by Life Sciences data offering • Investment in new data assets to create growth opportunities with current and new customers • New GTM strategy to sell DAI data to government bodies Data sales Trademark search EPV filings, recordals and patent search Professional services 12010 – 2019 CAGR. Source: WIPO 62

Clarivate near-term projected organic growth, all revenue streams 5-6% Total organic growth 6.5% – 7.5% 5-7% 10% Subscription growth Re-occurring growth Transactional and professional services 63

Expenses, Capex and Margins

We have built the platforms needed to scale the business and drive margins ever higher Product platforms: scaled cloud infrastructure Scaled application development centers plus “in-sourced” development Best of breed, scalable content ingestion platform Scale in best cost locations: India, Serbia Inside Sales and regional customer care in Centers Of Excellence (CoE) Professional Services optimized global delivery centers 65

Expense savings program is driving efficiencies across the business Total savings Permanent savings Completed through Sept. 2021 Timing ($M) 2019 cost savings program $75M $75M $75M Completed COVID related $30M At least $5M $5M Completed DRG synergies $30M $30M $30M Completed CPA Global Savings - UPDATED $100M (prev. $75M) $100M (prev. $75M) $97M $100M run-rate exiting 2021 Total $235M $210M $207M 66

Targeting ever higher EBITDA Margins and free cash flow $320 $273 $294 $487 $795 - $825 34% 29% 30% 38% 44 – 45% 47% - 48% 50% 2017 2018 2019 2020 2021E Near-term goal Medium term goal Adj EBITDA Margin1 Improvement (%) & Adj EBITDA1 growth ($M) Total Adj Free Cash Flow1 growth Capex as % Adj Revenue1 4% 5% 7% 8% 7% 6.5% $77 $101 $302 $450 - $500 2017 2018 2019 2020 2021E Near-term 60% minimum EBITDA to Free Cash Flow conversion 1. See the Appendix for a reconciliation of GAAP to Non-GAAP measures. 2. 2021 financial outlook. 2 2 67

Mid- to high-single digit % growth range Retention rate/ new products/ subscriber growth Patent volume growth+ + Professional services & data strategy Pricing initiatives + Success = Long-term, sustainable value creation Revenue High-40s % range Cost discipline Process simplification+ + Leveraging the platform Investing for future growth+ Adj EBITDA margin Share count Reinvestment Accretive M&A+ + Share repurchases Capital allocation EPS Double digit % growth range 68

• We are cooperating fully with the FTC staff in their review of the Clarivate/ProQuest transaction • We continue to remain hopeful we will close the acquisition before the end of 2021 • While the acquisition has not closed, we are providing guidance for 2022 that assumes a 2021 closing of the transaction—and therefore includes the anticipated performance of ProQuest for the entirety of 2022 • If the timing of closing were to shift into 2022, our guidance would need to be adjusted accordingly to exclude ProQuest’s anticipated performance for any months that precede closing Notes regarding the timing of ProQuest Closing 69

Our fundamental assets are unmatched Business model with strong financial attributes Multiple levers to drive growth, profit and cash flow Products critical to customers’ workflows One Clarivate – intentional actions to address significant white space Strong, purpose-based culture in place with experienced leadership team 70

APPENDIX

Presentation of Certain Non-GAAP Financial Measures This presentation contains financial measures which have not been calculated in accordance with US GAAP, including Adjusted Revenues and Adjusted EBITDA, because they are a basis upon which our management assesses our performance and we believe they reflect the underlining trends and indicators of our business. Adjusted Revenues Adjusted Revenues excludes the impact of the deferred revenues purchase accounting adjustment (primarily recorded in connection with recent acquisitions). Our presentation of Adjusted Revenues is presented for informational purposes only and is not necessarily indicative of our future results. You should compensate for these limitations by relying primarily on our US GAAP results and only using Adjusted Revenues for supplementary analysis. Adjusted EBITDA Adjusted EBITDA represents net loss before provision for income taxes, depreciation and amortization, interest income and expense adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from divestitures), share-based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains/(losses), costs associated with the transition services agreement with Thomson Reuters, which we entered into in connection with our separation from Thomson Reuters in 2016, separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, costs related to our merger with Churchill Capital Corp in 2019, non-operating income or expense, the impact of certain non-cash, mark to market adjustments on financial instruments and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period. Per Clarivate’s Non-GAAP policy effective January 1, 2021, we have ceased use of adjustments for costs in connection with our separation from Thomson Reuters including costs related to the transition services agreement and separation, integration, and transformational expenses, as well as costs related to our merger with Churchill Capital Corp in 2019. In evaluating Adjusted EBITDA you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the included adjustments. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by any of the adjusted items, or that the Company’s projections and estimates will be realized in their entirety or at all. 72

Presentation of Certain Non-GAAP Financial Measures Adjusted EBITDA The use of Adjusted EBITDA instead of US GAAP measures has limitations as an analytical tool, and you should not consider Adjusted EBITDA in isolation, or as a substitute for analysis of the Company’s results of operations and operating cash flows as reported under US GAAP. For example, Adjusted EBITDA does not reflect: – the Company’s cash expenditures or future requirements for capital expenditures – changes in, or cash requirements for, the Company’s working capital needs – interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt – any cash income taxes that the Company may be required to pay – any cash requirements for replacements of assets that are depreciated or amortized over their estimated useful lives and may have to be replaced in the future – all non-cash income or expense items that are reflected in the Company’s statements of cash flows The Company’s definition of and method of calculating Adjusted EBITDA may vary from the definitions and methods used by other companies when calculating adjusted EBITDA, which may limit their usefulness as comparative measures. The Company prepared the information included in this presentation based upon available information and assumptions and estimates that it believes are reasonable. The Company cannot assure you that its estimates and assumptions will prove to be accurate. Adjusted EBITDA Margin Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Adjusted Revenues. 73

Presentation of Certain Non-GAAP Financial Measures Adjusted Net Income and Adjusted Diluted EPS We use Adjusted Net Income and Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") in our analysis of the financial performance of the Company. We believe Adjusted Net Income and Adjusted Diluted EPS are meaningful measures of the performance of the Company because they adjust for items that do not directly affect our ongoing operating performance in the period. Adjusted Net Income is calculated using net loss, adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from the divested business), amortization related to acquired intangible assets, share-based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains/(losses), costs associated with the transition services agreement with Thomson Reuters, which we entered into in connection with our separation from Thomson Reuters in 2016, separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, costs related to our merger with Churchill Capital Corp in 2019, non-operating income or expense, the impact of certain non-cash, mark to market adjustments on financial instruments, interest on debt held in escrow, and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period, and the income tax impact of any adjustments. Per Clarivate’s Non-GAAP policy effective January 1, 2021, we have ceased use of adjustments for costs in connection with our separation from Thomson Reuters including costs related to the transition services agreement and separation, integration, and transformational expenses, as well as costs related to our merger with Churchill Capital Corp in 2019. We calculate Adjusted Diluted EPS by using Adjusted Net Income divided by diluted weighted average shares for the period. Standalone Adjusted EBITDA We are required to report Standalone Adjusted EBITDA, which is identical to Consolidated EBITDA and EBITDA as such terms are defined under our credit facilities, dated as of October 31, 2019 and the indenture governing our secured notes due 2026 issued by Camelot Finance S.A. and guaranteed by certain of our subsidiaries, respectively. In addition, the credit facilities and the indenture contain certain restrictive covenants that govern debt incurrence and the making of restricted payments, among other matters. These restrictive covenants utilize Standalone Adjusted EBITDA as a primary component of the compliance metric governing our ability to undertake certain actions otherwise proscribed by such covenants. Standalone Adjusted EBITDA reflects further adjustments to Adjusted EBITDA for cost savings already implemented and excess standalone costs. Excess standalone costs are the difference between our actual standalone company infrastructure costs, and our estimated steady state standalone infrastructure costs. We make an adjustment for the difference because we have had to incur costs under the transition services agreement with Thomson Reuters after we had implemented the infrastructure to replace the services provided pursuant to the transition services agreement, thereby incurring dual running costs. Furthermore, there has been a ramp up period for establishing and optimizing the necessary standalone infrastructure. Since our separation from Thomson Reuters, we have had to transition quickly to replace services provided under the transition services agreement, with optimization of the relevant standalone functions typically following thereafter. Cost savings reflect the annualized “run rate” expected cost savings, net of actual cost savings realized, related to restructuring and other cost savings initiatives undertaken during the relevant period. These costs wound down at the end of December 31, 2020. Standalone Adjusted EBITDA is calculated under the credit facilities and the indenture by using our consolidated net income (loss) for the trailing 12-month period (defined in the credit facilities and the indenture as our U.S. GAAP net income adjusted for certain items specified in the credit facilities and the indenture) adjusted for items including: taxes, interest expense, depreciation and amortization, non- cash charges, expenses related to capital markets transactions, acquisitions and dispositions, restructuring and business optimization charges and expenses, consulting and advisory fees, run-rate cost savings to be realized as a result of actions taken or to be taken in connection with an acquisition, disposition, restructuring or cost savings or similar initiatives, “run rate” expected cost savings, operating expense reductions, restructuring charges and expenses and synergies related to the transition projected by us, costs related to any management or equity stock plan, other adjustments of the type that were presented in the offering memorandum used in connection with the issuance of the secured notes due 2026 and earn-out obligations incurred in connection with an acquisition or investment. 74

Presentation of Certain Non-GAAP Financial Measures Free Cash Flow and Adjusted Free Cash Flow We use free cash flow and adjusted free cash flow in our operational and financial decision-making and believe free cash flow and adjusted free cash is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate our competitors and to measure the ability of companies to service their debt. Free cash flow is calculated using net cash provided by operating activities less capital expenditures. Adjusted free cash flow is calculated as free cash flow, less cash paid for restructuring and lease-exit activities, transition services agreement, transition, transformation and integration expenses, transaction related costs, interest on debt held in escrow, and debt issuance costs offset by cash received for hedge accounting transactions. Per Clarivate’s Non-GAAP policy effective January 1, 2021, we have ceased use of adjustments for costs in connection with our separation from Thomson Reuters including costs related to the transition services agreement and separation, integration, and transformational expenses, as well as costs related to our merger with Churchill Capital Corp in 2019. Organic Revenues This illustrates growth in businesses owned by the Company as of January 1, 2020. Results excluding divestitures in this presentation exclude the previously announced November 6, 2020 divestiture of Techstreet. 75

Diluted Share Count Note: The analysis is not intended to replace the Treasury Stock Method as required under ASC 260, Earnings per Share 1. Inconsistent with the requirements of ASC 260, but for illustrative purposes, this analysis uses hypothetical shares prices and not the actual average share price for the period as required under US GAAP. 2. The conversion rate for the Company's outstanding Mandatory Convertible Preferred Share into the Company's Common Stock was determined using the conversion rate as outlined in the June 14, 2021 Mandatory Convertible Preferred Share offerings documents. If the Company's common stock is between $26.00 and $31.20 the conversation rate will fluctuate and if the value is below $26.00 or above $31.20 the conversion rate will be set. 3. Debt and cash amounts reflect 9/30/21 balances. This also reflects the $2,000 in restricted cash obtained from the issuance of the Unsecured and Secured notes. 4. Per the requirements of the Treasury Stock Method this excludes all management options that are antidilutive at the assumed share prices in this analysis and includes consideration of unrecognized compensation costs. 5. Consists of actual 2019, 2020, and 2021 issued RSUs, as well as forecasted RSUs for Q4 of 2021 and their related activity. This includes forecasted issuances of 25.1M RSUs in the remainder of 2021. 6. Consistent with the requirements of ASC 260, performance conditions for 0.6M of the PSUs granted in 2020 are not likely to be achieved as of this time, and therefore are excluded from this dilution analysis. Market conditions for 0.3M of the PSUS granted in 2020 are likely to be achieve based on the stock price's performance in the past year, and therefore are included in this dilution analysis. This figure includes one third of the PSUs issued in Q1 2021, Q2 2021, Q3 2021 as it has been deemed probable that the performance condition will be met. It does not include the portion of Q1 2021 PSU grants that do not have identified performance conditions yet. Additionally, it does not include forecasted grants for the remainder of 2021 as we are unable to determine the probability of achieving related performance conditions at this time. 7. The remaining approved share buyback amount of $185M is included and the relevant shares are divided equally between buybacks in the months of November 2021, December 2021, and January 2022. The weighted average associated with shares repurchased in November and December 2021 are reflected here. Comments 76

Reconciliation of Non-GAAP Financial Measures Descriptions Adjusted EBITDA adjustments 1. Reflects the deferred revenues adjustment as a result of purchase accounting associated with businesses that were acquired. Twelve Months Ended December 31, (in millions) 2020 2019 2018 2017 Revenues, net $ 1,254.0 $ 974.4 $ 968.5 $ 917.6 Deferred revenues adjustment(1) 23.1 0.4 3.2 49.7 Revenue attributable to IPM Product Line — — (20.5) (31.8) Adjusted revenues, net $ 1,277.1 $ 974.8 $ 951.2 $ 935.5 Variance Increase/(Decrease) Percentage of Factors Increase/(Decrease) Twelve Months Ended December 31, Total Variance (Dollars) Total Variance (Percentage) Acquisitive Disposal FX Impact Organic (in millions, except percentages) 2020 2019 Subscription revenues $ 867.7 $ 805.5 $ 62.2 7.7% 12.1% (7.4)% 0.3% 2.7% Transactional revenues 120.9 45.6 125.6 74.2% 83.3% (3.0)% 0.4% (6.5)% Re-occurring transactional revenues 114.5 - 114.5 100.0% 100.0% —% —% —% Deferred revenues adjustment(1) (23.1) (0.4) (22.7) NM NM — % — % 69.2% Revenues, net $ 1,254.0 $ 974.3 $ 279.7 28.7% 33.9% (6.7)% 0.4% 1.1 % Deferred revenues adjustment(1) 23.1 0.4 22.7 NM NM — % — % 69.2% Adjusted revenues, net $ 1,277.1 $ 974.7 $ 302.4 31.0% 36.2% (6.7)% 0.4% 1.2% Adjusted revenues, net and organic adjusted revenues, net 77

Reconciliation of Non-GAAP Financial Measures

	Twelve Months Ended December 31,			
(in millions)	2020	2019	2018	2017
Net loss attributable to ordinary shares	$ (311.9)	$ (258.6)	$ (242.2)	$ (263.9)
Dividends on preferred shares	—	—	—	—
Net loss	$ (311.9)	$ (258.6)	$ (242.2)	$ (263.9)
Provision (benefit) for income taxes	(2.3)	10.2	5.6	(21.3)
Depreciation and amortization	303.2	200.5	237.2	228.5
Interest expense and amortization of debt discount, net	111.9	157.7	130.8	138.2
Deferred revenues adjustment(1)	23.1	0.4	3.2	49.7
Transaction related costs(2)	97.5	46.2	2.5	2.2
Share-based compensation expense	41.7	51.4	13.7	17.7
Gain on sale of IPM Product Line	—	—	(36.1)	—
IPM adjusted operating margin(3)	—	—	(5.9)	(6.8)
Gain on sale of Techstreet	(28.1)	—	—	—
Tax indemnity asset (4)	—	—	33.8	—
Restructuring and impairment(5)	47.6	15.7	—	—
Mark to market adjustment on financial instruments(6)	205.1	47.7	—	—
Legal Settlement	—	(39.4)	—	—
Impairment on assets held for sale	—	18.4	—	—
Other(7)	(1.2)	43.9	130.3	175.4
Adjusted EBITDA	$ 486.6	$ 294.1	$ 272.9	$ 319.7
Adjusted EBITDA Margin	38.1 %	30.2 %	28.7 %	34.2 %

Descriptions

Adjusted EBITDA adjustments

1. Reflects the deferred revenues adjustment as a result of purchase accounting associated with businesses that were acquired.
2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions, as well as the mark to market adjustment associated with the CPA phantom share liability plan.
3. Reflects the IPM Product Line's operating margin, excluding amortization and depreciation, prior to its divestiture in October 2018.
4. Reflects the write down of a tax indemnity asset.
5. Reflects costs primarily related to restructuring and impairment associated with the acquisition of DRG and CPA Global in 2020, as well as the approved One Clarivate restructuring program in 2021. This also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments.
6. Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.
7. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance. The 2020 detail also includes costs related to a transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor and costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs were largely wound down by the end of December 31, 2020.

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Reconciliation of Non-GAAP Financial Measures

Net Cash Provided By (Used In) Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

(in millions)	Twelve Months Ended December 31, 2020	2019	2018
Net cash provided by (used in) operating activities	$ 263.5	$ 117.6	$ (26.1)
Capital expenditures	(107.7)	(69.8)	(45.4)
Free cash flow	$ 155.8	$ 47.8	$ (71.5)
Cash paid for restructuring and transaction related costs(1)	95.8	45.1	2.2
Cash paid for transition, integration and other costs(2)	46.3	40.9	72.7
Cash paid for transition services agreement(3)	(2.2)	12.0	73.6
Cash paid for debt issuance costs	7.7	—	—
Cash received for hedge accounting transactions	(1.7)	—	—
Cash received for legal settlement	—	(45.3)	—
Adjusted free cash flow	$ 301.7	$ 100.5	$ 77.0

Descriptions

Free Cash Flow and Adjusted Free Cash Flow Adjustments

1. Reflects cash payments for costs primarily related to restructuring and lease-exit activities associated with the acquisition of DRG and CPA Global in 2020. This also includes cash paid for costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments. Also includes cash paid for costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.
2. Includes cash paid for costs incurred in 2020 and 2019 in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives, costs for which were largely wound down by the end of December 31, 2020, as well as other costs that do not reflect our ongoing operating performance.
3. Includes cash payments to Thomson Reuters under the Transition Services Agreement. These costs decreased substantially in 2019, as we were in the final stages of implementing our standalone company infrastructure. In 2019, the Transition Services Agreement cash paid is offset by cash receipts from the IPM Product Line divestiture.

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Reconciliation of Non-GAAP Financial Measures Year Ending December 31, 2021 (Forecasted) (in millions) Low High Revenues, net $ 1,796.1 $ 1,836.1 Deferred revenues adjustment(1) 3.9 3.9 Adjusted revenues, net $ 1,800.0 $ 1,840.0 The following table presents our calculation of Adjusted Revenues, net for the Outlook for 2021 and reconciles this measure to Revenues for the same period: Adjusted Revenues, Net Descriptions 1. Reflects the deferred revenues adjustment as a result of purchase accounting associated with businesses that were acquired. 80

Reconciliation of Non-GAAP Financial Measures Year Ending December 31, 2021 (Forecasted) Low High ($ in millions) Net loss attributable to ordinary shares $ (102.8) $ (72.8) Dividends on preferred shares(1) 41.3 41.3 Net loss (61.5) (31.5) Provision for income taxes 40.0 40.0 Depreciation and amortization 517.0 517.0 Interest expense and amortization of debt discount, net 199.5 199.5 Deferred revenue adjustment(2) 3.9 3.9 Restructuring and impairment(3) 126.5 126.5 Transaction related costs(4) 1.6 1.6 Mark to market adjustment on financial instruments(5) (113.2) (113.2) Share-based compensation expense 56.4 56.4 Other(6) 24.8 24.8 Adjusted EBITDA $ 795.0 $ 825.0 Adjusted EBITDA Year Ending December 31, 2021 (Forecasted) ($ in millions) Low High Adjusted Revenues, net 1,800.0 1,840.0 Adjusted EBITDA 795.0 825.0 Adjusted EBITDA Margin 44% 45 % Descriptions 1. Dividends on our mandatory convertible preferred shares (“MCPS”) are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends. 2. Reflects the deferred revenues adjustment as a result of purchase accounting associated with businesses that were acquired. 3. Reflects costs primarily related to restructuring and impairment of right of use assets associated with the acquisition of DRG and CPA Global in 2020, and related lease optimization plans, as well as the approved One Clarivate restructuring program in 2021. 4. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions, as well as the mark to market adjustment associated with the CPA phantom share liability plan. 5. Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings. 6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items incurred that do not reflect our ongoing operating performance. The following table presents our calculation of Adjusted EBITDA and Adjusted EBITDA Margin for the Outlook for 2021. Adjusted EBITDA Margin 81

Reconciliation of Non-GAAP Financial Measures

The following table presents our calculation of Adjusted Diluted EPS for the Outlook for 2021 and reconciles this measure to our Net loss for the same period:

Net Loss Per Fully Diluted Weighted Shares Outstanding to Adjusted Diluted EPS

	Year Ending December 31, 2021 (Forecasted)	
(in millions, except per share amounts)	Low Per Share	High Per Share
Net loss attributable to ordinary shares	(0.15)	(0.09)
Dividends on preferred shares(1)	0.06	0.06
Net loss	(0.09)	(0.03)
Restructuring and impairment(2)	0.19	0.19
Transaction related costs(3)	—	—
Share-based compensation expense	0.08	0.08
Amortization related to acquired intangible assets	0.65	0.65
Mark to market adjustment on financial instruments(4)	(0.17)	(0.17)
Interest on debt held in escrow(5)	0.07	0.07
Other(6)	0.04	0.04
Income tax impact of related adjustments	(0.09)	(0.09)
Adjusted Diluted EPS	0.70	0.74
Weighted average ordinary shares (Diluted)(7)	668,402,150	

Descriptions

Adjusted Diluted EPS Adjustments

1. Dividends on our mandatory convertible preferred shares ("MCPS") are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends.
2. Reflects costs primarily related to restructuring and impairment of right of use assets associated with the acquisition of DRG and CPA Global in 2020, and related lease optimization plans, as well as the approved One Clarivate restructuring program in 2021.
3. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions, as well as the mark to market adjustment associated with the CPA phantom share liability plan.
4. Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Reflects interest expense incurred on the principal related to the 2021 debt offering, currently held in escrow until the completion of the pending acquisition of ProQuest. Clarivate intends to use the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the pending acquisition.
6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items incurred that do not reflect our ongoing operating performance.
7. For the purposes of calculating adjusted earnings per share, the Company has excluded the accrued and anticipated MCPS stock dividends and assumed the "if-converted" method of share dilution.

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Year Ending December 31, 2021 (Forecasted) Low High (in millions) Net cash provided by operating activities $ 403.2 $ 453.2 Capital expenditures (123.0) (123.0) Free Cash Flow $ 280.2 $ 330.2 Cash paid for restructuring costs(1) 81.6 81.6 Cash paid for transaction related costs(2) 38.6 38.6 Cash paid for other costs(3) 1.5 1.5 Cash paid for interest on debt held in escrow(4) 48.1 48.1 Adjusted Free Cash Flow $ 450.0 $ 500.0 Descriptions Adjusted Free Cash Flow Adjustments 1. Reflects cash payments for costs related to restructuring and lease- exit activities associated with the acquisition of primarily DRG and CPA Global in 2020. This also includes cash paid for costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments. 2. Includes cash paid for costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. 3. Reflects cash paid for other costs that do not reflect our ongoing operating performance. 4. Reflects cash payments for the interest expense incurred on the principal related to the 2021 debt offering, currently held in escrow until the completion of the pending acquisition of ProQuest. Clarivate intends to use the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the pending acquisition. Reconciliation of Non-GAAP Financial Measures Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow The following table presents our calculation of Free Cash Flow and Adjusted Free Cash Flow for the Outlook for 2021 and reconciles this measure to our Net cash provided by operating activities for the same period: 83